Exhibit 3.1.3

Amendment to Articles of Organization

Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company Before Issuance of Members Interest
(Pursuant to NRS 76.216)

1.  Name of limited-liability company

Genecular Holdings, LLC

2.  The articles have been amended as follows (provide articles numbers, if available);*

Article I.

The name of the Limited Liability Company shall be NGI Holdings, LLC

3.  The effective date of this certificate, if other than filing date is:  11-1-06.

4.  As of the date of this certificate, no member's interest in the limited-liability company has been issued.

5.  Signatures represent at least 2/3 of the (check one:):  **  [x] irgabuzers [ ] managers

/s/ Cathleen D. Wushel Signature	---- Signature

*
1)  If amending company name, if must contain the words "Limited-Liability Company," "Limited Company" or "Limited" or the abbreviations "Ltd.," "L.L.C.," or L.C.," "LLC" or "LC,"  The word "Company" may be abbreviated and "Cp."

2)  If adding managers, provide names and addresses."

**
If more than two signatures, attach 8 1/2 x 11 plain sheet with the additional signatures.

FILING FEE:  $175.00
IMPORTANT:  Failure to incude any of the above information and submit the proper fees may cause this filing to be refected.
This form must be accompanied by appropriate fees.

SECRETARY OF STATE
STATE OF NEVADA

Limited Liability Company Charter

I, DEAN HELLER, the Nevada Secretary of State, do hereby certify that GENECULAR HOLDINGS, LLC did on November 1, 2006, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, on April 30, 2008. /s/ DEAN HELLER DEAN HELLER Secretary of State By: Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0799472006-9
Document Number: 20060701351-45
Date Filed: 11/1/2006 8:45:01 AM
In the office of
Dean Heller
Secretary of State

Articles Of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

ABOVE S

1. Name of Limited-Liability Company	GENECULAR HOLDINGS, LLC — Check box if a Series Limited-Liability Company ☐
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Registered Agent Solutions (Name); 726 S. Casino Center Blvd., Suite 207 (Physical Street Address), Las Vegas (City), NEVADA 89101-6742 (Zip Code); same (Additional Mailing Address), City, State, Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): N/A
4. Management: (check one)	Company shall be managed by ☒ Manager(s) OR ☐ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Matt Nicosia (Name); 660 Newport Center Drive, Suite 900B (Address), Newport Beach (City), CA (State) 92660 (Zip Code); Barry Knapp (Name); 660 Newport Center Drive, Suite 900B (Address), Newport Beach (City), CA (State) 92660 (Zip Code); Name; Address, City, State, Zip Code
6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)	Kathleen D. Leuschel (Name); Kathleen D. Leuschel (Signature); 2 Park Plaza, Suite 450 (Address), Irvine (City), CA (State) 92614 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. [signature] Authorized Signature of R.A. or On Behalf of R.A. Company; Date 10/24/2006

This form must be accompanied by appropriate fees.

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Nevada Secretary of State Form LLC ARTS 2003
Revised on 12/11/03